UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2022

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2022, EMCORE Chicago Inertial Corporation (“EMCORE Chicago”), a wholly owned subsidiary of EMCORE Corporation (“EMCORE”), consummated the sale of its property located at 8412 West 185th St., Tinley Park, Illinois (the “Real Property”) to 8400 W 185TH STEET INVESTORS, LLC (“Buyer”), resulting in net proceeds of approximately $10.3 million. The sale was made pursuant to the terms of that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of November 1, 2022, by and between EMCORE Chicago and HSRE Fund VII Holding Company, LLC, an affiliate of Buyer.

In connection with the sale of the Real Property, EMCORE Chicago entered into a Single-Tenant Triple Net Lease (the “Lease Agreement”) with Buyer pursuant to which EMCORE Chicago leased back the Real Property for a twelve (12) year term commencing on December 13, 2022, unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, EMCORE Chicago’s financial obligations will include base monthly rent of $0.58 per square feet, or approximately $58,557 per month, which rent will increase on an annual basis at three percent (3%) over the life of the lease. EMCORE Chicago will also be responsible for all monthly expenses related to the leased facilities, including insurance premiums, taxes and other expenses, such as utilities. In connection with the execution of the Lease Agreement, EMCORE entered into a Lease Guaranty (the “Guaranty”) with Buyer under which EMCORE guaranteed the payment when due of the monthly rent, and all other additional rent, interest and charges to be paid by EMCORE Chicago under the Lease Agreement, and the performance by EMCORE Chicago of all of the material terms, conditions, covenants and agreements of the Lease Agreement.

The foregoing summaries of the Purchase Agreement, the Lease Agreement and the Guaranty are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Lease Agreement and the form of Guaranty, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated November 1, 2022 by and between EMCORE Chicago Inertial Corporation and HSRE Fund VII Holding Company, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2022)*.

10.2	Single-Tenant Triple Net Lease, dated as of December 13, 2022, by and between EMCORE Chicago Inertial Corporation 8400 W 185TH STEET INVESTORS, LLC*.

10.3	Lease Guaranty, dated as of December 13, 2022, by and between EMCORE Chicago Inertial Corporation and 8400 W 185TH STEET INVESTORS, LLC.

* Schedules and attachments to the Purchase Agreement and Single-Tenant Triple Net Lease have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
Dated: December 15, 2022	Title:	Chief Financial Officer